Exhibit 10.19
LEASE — BUSINESS
     THIS LEASE is made between Beck Hospitality, Inc. III, hereafter called “Lessor” or “Landlord,” whose address for purposes of notice under this lease is 2300 Corporate Blvd. NW, Suite 232, Boca Raton, FL 33431, and Vicor Technologies, Inc., hereafter called “Lessee” or “Tenant,” whose address for purposes of notice under this lease is 2300 Corporate Blvd. NW, Suite 236, Boca Raton, FL 33431.
     The parties agree as follows:
     1. AGREEMENT TO LEASE: DESCRIPTION OF THE PROPERTY. The Lessor leases to the Lessee, and the Lessee rents from the Lessor, the following described commercial space:
Suite 236 (approx. 650 sq. feet)
2300 Corporate Blvd. NW
Boca Raton, FL 33431
Two offices shall be furnished with the furniture presently in place. Lessee accepts the leased space in its As-Is, Where-Is condition.
     2. TERMS OF LEASE. The term of the lease is as follows:
     The term of this lease shall be a period commencing on 15th [ILLEGIBLE] 2010, and ending at 12:00 midnight on August 14, 2011.
     3. RENTAL.
     a. Lessee shall pay to Lessor as rental at the address set forth above, or at any other address that Lessor may designate, the minimum annual rent of $22,800.00 per year, in lawful money of the United States of America.
     b. The minimum annual rental shall be payable in monthly installments of $1,900.00, plus applicable sales tax (if not exempt) and shall be paid in advance on the 1st day of each calendar month during the term of this lease and any renewal of it. Any month where the days do not constitute a full month shall be pro rated accordingly.
     c. All payments due from Lessee to Lessor under the terms of this lease, including but not limited to monthly rental payments, shall be paid promptly when due to Lessor at the place Lessor designates in writing. If any payment is not received by Lessor by 12:00 midnight on the 10th day following the day on which the payment is due, a late fee equal to 10% of the delinquent payment shall be due from Lessee to Lessor as additional rent.
     4. TAXES. Lessor shall be responsible for all municipal, county, or state taxes assessed during the term of this lease on the leased real property. Lessee agrees to pay any taxes levied against the personal property and trade fixtures of the Lessee in and about the premises, provided, however, that if any such taxes of Lessee are levied against Lessor or Lessor’s property, or, if the assessed value of Lessor’s property is increased by the inclusion of the value placed on Lessee’s property and Lessor pays those taxes, Lessee, on demand, shall reimburse Lessor for all taxes actually paid on Lessee’s behalf.
     5. SECURITY DEPOSIT. Concurrent with the execution of this lease, Lessee shall deposit with Lessor the sum of $5,700.00 (plus sales tax). This sum shall represent the first month’s and last month’s rental payment with the remainder being retained by Lessor as a security deposit for Lessee’s payment of the agreed rent and any damage to the space. If, at any time Lessee defaults in any provision of this lease, Lessor will have the right to use the deposit or as much of it as may be necessary to pay any rent in default, any expense incurred by Lessor in curing any default by Lessee, or any damages incurred by Lessor by reason of Lessee’s default. Lessor, however, may retain the deposit at its option for actual damages it suffers by reason of Lessee’s default. If the deposit is not used for any such purpose, it shall be refunded to Lessee on the expiration of this lease. Lessee will not be entitled to interest on the security deposit.
     6. SUBORDINATION. This lease and all rights of Lessee under it are and shall be subject to and subordinate to the rights of any mortgage holder now or hereafter having a security interest in the leased premises or any other encumbrances Lessor desires to place on the property. Lessor shall request that any lender provide a non-disturbance letter to Lessee upon request.
     7. LESSEE’S COVENANTS. Lessee further covenants and agrees as follows:
     a. To pay the rent and every installment of it when it comes due; to use the premises in a careful and proper manner for the expressed purpose of operating a lawful business so long as it does not disturb surrounding tenants or occupants; to commit or permit no waste or damages to the premises; to conduct or permit no business or act that is a nuisance or may be in violation of any federal, state, or local law or ordinance; to surrender the premises on expiration or termination of this lease in clean condition and good repair, normal wear and tear excepted, provided, however, that all alterations, additions, and improvements permanently attached and made by Lessee, its successors, sublessees, and assigns (excepting movable furniture, equipment, supplies, inventory, and special air-conditioning equipment installed by Lessee) shall become and remain the property of Lessor on the termination of Lessee’s occupancy of the premises.
     b. To pay all costs of telephone, cable and all other utilities used on the premises, whether separately metered or otherwise. Electric, water, sewer and trash removal is included in the rent. All those amounts shall be paid within ten days of becoming due. The above notwithstanding, in the event Lessor, in its reasonable discretion, determines that the leased premises constitutes more than 19% of Lessor’s total bill, Lessor reserves the right to charge Lessee an additional amount for electric. Lessor shall provide no janitorial services.
     c. To maintain at all times during the lease term, at Lessee’s cost, a comprehensive public liability insurance policy protecting Lessor against all claims or demands that may arise or be claimed on account of Lessee’s use of the premises, in an amount of at least $1,000,000 for injuries to persons in one accident, $1,000,000 for injuries to any one person, and $1,000,000 for damages to property. The insurance shall be written by a company or companies acceptable to Lessor, authorized to engage in the business of general liability insurance in the State of Florida. Lessee shall deliver to Lessor annual certificates demonstrating that insurance is paid up and copies of the insurance policies issued by the insurance companies. Lessee further agrees to maintain at all times during the lease term, at Lessee’s cost, broad-coverage fire and casualty insurance on its property (including inventory) and to provide Lessor with a copy of the policy and a certificate issued by the insurance company demonstrating that insurance is paid up. At its option, Lessor may request Lessee to obtain a certified statement by each insurance carrier containing a clause providing that the insurance carrier will give Lessor 30 days’ written notice before any cancellation shall be effective. The insurance policies shall be provided by Lessee and shall be for a period of at least one year. If Lessee fails to furnish policies or certificates showing policies to be paid in full as provided in this lease, Lessor may obtain the insurance, and the premiums on that insurance will be deemed additional rental to be paid by Lessee to Lessor on demand. At Lessor’s request, Lessee shall provide Lessor with a certificate naming Lessor as an additional insured on Lessee’s liability policy.
     d. To prohibit and refrain from engaging or in allowing any use of leased premises that will increase Lessor’s premiums for insurance on the building without the express written consent of Lessor.
     e. To indemnify and hold harmless Lessor and the leased premises from all costs, losses, damages, liabilities, expenses, penalties, and fines whatsoever that may arise from or be claimed against Lessor or the leased premises by any person or persons for any injury to person or property or damage of whatever kind or character arising from: the use or occupancy of the leased premises by Lessee; from any neglect or fault of Lessee or the agents and the employees of Lessee in using and occupying the premises; or from any failure by Lessee to comply and conform with all laws, statutes, ordinances, and regulations of any governmental body or subdivision now or hereafter in force. If any lawsuit or proceeding shall be brought against Lessor or the leased premises on account of any alleged violations or failure to comply and conform or on account of any damage, omission, neglect, or use of the premises by Lessee, the agents and employees of Lessee, or any other person on the premises, Lessee agrees that Lessee or any other person on the premises will defend it, pay whatever judgments may be recovered against Lessor or against the premises on account of it, and pay for all attorneys’ fees in connection with it, including attorneys’ fees on appeal.
     f. In case of damage to glass in the leased premises, to replace it with glass of the same kind, size, and quality as quickly as possible at Lessee’s expense.

     g. To make no alterations in or additions or improvements to; install any equipment in; or maintain signs advertising its business on the premises without, in each case, obtaining the written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. If any alterations, additions, or improvements in or to the premises are made necessary by reason of the special use and occupancy of the premises by Lessee, Lessee agrees that Lessee will make all such alterations, additions, and improvements in or to the premises at its own expense and in compliance with all building codes, ordinances, condominium rules and regulations and governmental regulations pertaining to such work, use, or occupancy. Lessee agrees that Lessee will hold Lessor harmless against all expenses, liens, claims, and damages to either property or person that may or might arise because any repairs, alterations, additions, or improvements are made.
     h. To permit Lessor to enter, inspect, and make such repairs to the leased property as Lessee may reasonably desire, at all reasonable times, and to permit Lessor to put on the leased premises a notice that Lessee may not remove stating that the premises are for rent one month preceding the expiration of this lease.
     8. LESSOR’S COVENANTS. Lessor covenants and agrees as follows:
     a. To warrant and defend Lessee in the enjoyment and peaceful possession of the premises during the aforesaid term.
     b. If the premises are destroyed or so damaged by fire, casualty, or other disaster that they become untenantable, Lessor will have the right to render the premises tenantable by repairs within 90 days from the date of damage with reasonable additional time, if necessary, for Lessor to adjust the loss with insurance companies insuring the premises, or for any other delay occasioned by conditions beyond the control of Lessor. If the premises are not rendered tenantable within that time, either party will have the right to terminate this lease by written notice to the other. In the event of such termination, the rent shall be paid only to the date of the damage. If the lease is not terminated, rent nevertheless shall be abated during the period of time from the date of damage to date of physical occupancy by Lessee or date of complete restoration, whichever occurs first.
     9. DEFAULT IN PAYMENT OF RENT. If any rent required by this lease is not paid when due, Lessor will have the option to:
     a. Terminate this lease, resume possession of the property, and recover immediately from Lessee the difference between the rent specified in the lease and the fair rental value of the property for the remainder of the term; or
     b. Resume possession and release or rent the property for the remainder of the term for the account of Lessee and recover from Lessee at the end of the term or at the time each payment of rent comes due under this lease, whichever Lessor may choose, the difference between the rent specified in the lease and the rent received on the releasing or renting.

     10. DEFAULTS OTHER THAN RENT. If either Lessor or Lessee fails to perform or breaches any agreement on this lease other than the agreement of Lessee to pay rent, and this failure or breach continues for ten days after a written notice specifying the required performance has been given to the party failing to perform, (a) the party giving notice may institute action in a court of competent jurisdiction to terminate this lease or to complete performance of the agreement, and the losing party in that litigation shall pay the prevailing party all expenses of the litigation, including reasonable attorneys’ fees; or (b) Lessor or Lessee may, after 30 days’ written notice to the other, comply therewith or correct any such breach, and the costs of that compliance shall be payable on demand.
     11. INSOLVENCY, BANKRUPTCY, ETC. OF LESSEE. If Lessee is declared insolvent or adjudicated a bankrupt; if Lessee makes an assignment for the benefit of creditors; if Lessee’s leasehold interest is sold under execution or a trustee in bankruptcy; or if a receiver is appointed for Lessee, Lessor, without prejudice to its rights hereunder and at its option, may terminate this lease and retake possession of the premises immediately and without notice to Lessee or any assignee, transferee, trustee, or any other person or persons, using force if necessary.
     12. LESSOR TO HAVE LIEN. Lessor will have a lien against all goods, equipment, furniture, and other personal property of Lessee brought, stored, or kept on the leased premises during the Lease term, in the aggregate amount of all rent, damages, and other sums that may at any time be owed by Lessee to Lessor under the lease. In the event of any default by Lessee, Lessor may foreclose the lien in the same manner that a mortgage would be foreclosed, and, in that event, Lessee shall be obligated for all court costs and reasonable attorney’s fees. The above notwithstanding, Lessor agrees to subordinate its lien on Lessee’s personal property to any finance company leasing said personal property to Lessee.
     13. ELECTION BY LESSOR NOT EXCLUSIVE. The exercise by Lessor of any right or remedy to collect rent or enforce its rights under this lease will not be a waiver or preclude the exercise of any other right or remedy afforded Lessor by this lease agreement or by statute or law. The failure of Lessor in one or more instances to insist on strict performance or observations of one or more of the covenants or conditions of this lease or to exercise any remedy, privilege, or option conferred by this lease on or reserved to Lessor shall not operate or be construed as a relinquishment or future waiver of the covenant or condition or the right to enforce it or to exercise that privilege, option, or remedy; that right shall continue in full force and effect. The receipt by Lessor of rent or any other payment or part of payment required to be made by the Lessee shall not act to waive any other additional rent or payment then due. Even with the knowledge of the breach of any covenant or condition of this lease, receipt will not operate as or be deemed to be a waiver of this breach, and no waiver by Lessor of any of the provisions of this lease, or any of Lessor’s rights, remedies, privileges, or options under this lease, will be deemed to have been made unless made by Lessor in writing.

     No surrender of the premises for the remainder of the term of this lease will be valid unless accepted by Lessor in writing. Lessee will not assign nor sublet this lease without Lessor’s prior written consent, which said consent shall not unreasonably withheld, conditioned or delayed. No assignment or sublease will relieve the assignor or sublessor of any obligation under this lease. Each assignee or sublessee, by assuming such status, will become obligated to perform every agreement of this lease to be performed by Lessee, except that a sublessee shall be obligated to perform such agreements only insofar as they relate to the subleased part of the property and the rent required by the sublease. Sublessee will be obligated to pay rent directly to Lessor only after Sublessor’s default in payment and written demand from Lessor to Sublessee to pay rent directly to Lessor.
     14. ADDRESSES FOR PAYMENTS AND NOTICES. Rent payments and notices to Lessor shall be mailed or delivered to the address set forth on the first page of this lease, unless Lessor advises Lessee differently in writing.
     Notices to Lessee may be mailed or delivered to the leased premises, and proof of mailing or posting of those notices to the leased premises will be deemed the equivalent of personal service on Lessee. All notices to either party shall be sent by certified or registered mail, return receipt requested.
     15. CAPTIONS. The captions and paragraphs or letters appearing in this lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of the sections or articles of this lease or affect this lease in any way.
     16. FLORIDA LAW. This lease will be governed by the laws of the State of Florida, as to both interpretations and performance.
     17. ENTIRE AGREEMENT. This lease sets forth all the promises, agreements, conditions, and understandings between Lessor and Lessee relative to the leased premises. There are no other promises, agreements, conditions, or understandings, either oral or written, between them. No subsequent alteration, amendment, change, or addition to this lease will be binding on Lessor or Lessee unless in writing and signed by them and made a part of this lease by direct reference.
     18. TERMS INCLUSIVE. As used herein, the terms “Lessor” and “Lessee” include the plural whenever the context requires or admits.
     19. REPRESENTATIVES BOUND HEREBY. The terms of this lease will be binding on the respective successors, representatives, and assigns of the parties.

     IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Lease Agreement on March 16th, 2010.
Signed, sealed, and delivered in our presence as witnesses:

LESSOR:

[ILLEGIBLE]	/s/ Louis S. Beck
Witness:	Beck Hospitality, Inc. III
By: Louis S. Beck, President

Witness:

LESSEE:

[ILLEGIBLE]	/s/ David H. Fater
Witness:	Vicor Technologies, Inc.
David H. Fater, President/CEO

Witness:

STATE OF FLORIDA	)
)
COUNTY OF PALM BEACH	)
     The foregoing instrument was acknowledged before me this       day of March, 2010 by Louis S. Beck, who is personally known to me or has provided                                          as identification.

NOTARY PUBLIC AT LARGE
State of Florida
My Commission Expires:

STATE OF FLORIDA	)
)
COUNTY OF PALM BEACH	)
     The foregoing instrument was acknowledged before me this       day of March, 2010 by David H. Fater, who is personally known to me or has provided                                          as identification.

NOTARY PUBLIC AT LARGE
State of Florida
My Commission Expires: